Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS Skydance Media, LLC As of June 30, 2025, and for the Six Months Ended June 30, 2025 and 2024

Skydance Media, LLC
Unaudited Condensed Consolidated Financial Statements
As of June 30, 2025, and for the Six Months Ended June 30, 2025 and 2024
Contents
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets    1
Condensed Consolidated Statements of Operations    2
Condensed Consolidated Statements of Comprehensive Income (Loss)    3
Condensed Consolidated Statements of Equity    4
Condensed Consolidated Statements of Cash Flows    5
Notes to Condensed Consolidated Financial Statements    6

Skydance Media, LLC
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	At	At
	June 30	December 31
	2025	2024

Assets
Cash and cash equivalents	$274,126	$288,865
Accounts and other receivables, net	390,112	429,142
Prepaid and other current assets	272,482	213,997
Total current assets	936,720	932,004

Noncurrent assets
Accounts and other receivables, net of current portion	141,158	148,703
Film costs, net	960,324	851,983
Television costs, net	536,776	392,937
Interactive costs, net	105,290	109,869
Property and equipment, net	21,870	20,186
Right-of-use asset	190,197	60,378
Goodwill	39,509	39,509
Other assets	41,158	48,486
Total Assets	$2,973,002	$2,604,055

Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$148,651	$101,602
Production costs payable	183,477	213,147
Advances from related party	45,002	43,905
Deferred revenue	643,055	484,840
Lease liability, current	15,889	6,806
Other current liabilities	1,507	2,452
Total current liabilities	1,037,581	852,752

Noncurrent liabilities
Other accrued liabilities	16,165	11,793
Production costs payable, net of current portion	56,873	62,107
Lease liability, noncurrent	176,416	55,214
Bank borrowings	720,000	570,000
Other liabilities	236,929	213,810
Total Liabilities	2,243,964	1,765,676

Commitments and contingencies (Note 9)

Equity:
Skydance Media members' equity	1,427,951	1,427,948
Accumulated deficit	(724,410)	(609,342)
Accumulated other comprehensive income (loss)	491	(6,709)
Total Skydance Media members' equity	704,032	811,897
Noncontrolling interests	25,006	26,482
Total Equity	729,038	838,379
Total Liabilities and Equity	$2,973,002	$2,604,055

See accompanying notes.

Skydance Media, LLC
Condensed Consolidated Statements of Operations
(Unaudited; in thousands)

	Six Months Ended June 30
	2025	2024

Revenues	$538,646	$285,491
Film, television and interactive costs	(574,864)	(250,238)
General and administrative expenses	(77,013)	(79,832)
Depreciation and amortization expense	(1,217)	(1,138)
Operating loss	(114,448)	(45,717)

Other income (loss)	(167)	63
Interest income (expense), net	(1,824)	1,840
Foreign exchange gain (loss)	(105)	346
Loss before income taxes	(116,544)	(43,468)
Provision for income taxes	—	—
Net loss (Skydance and noncontrolling interests)	(116,544)	(43,468)
Net loss attributable to noncontrolling interests	1,476	1,149
Net loss attributable to Skydance Media, LLC	$(115,068)	$(42,319)

See accompanying notes.

Skydance Media, LLC
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited; in thousands)

	Six Months Ended June 30
	2025	2024

Net loss (Skydance and noncontrolling interests)	$(116,544)	$(43,468)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative instruments	7,200	(236)
Comprehensive loss	(109,344)	(43,704)

Add: Comprehensive loss attributable to noncontrolling interests	1,476	1,149
Comprehensive loss attributable to Skydance Media, LLC	$(107,868)	$(42,555)

See accompanying notes.

Skydance Media, LLC
Condensed Consolidated Statements of Equity
(Unaudited; in thousands)

	Six Months Ended June 30, 2025
	Skydance Members' Equity	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total

Balance at January 1, 2025	$1,427,948	$(609,342)	$(6,709)	$26,482	$838,379
Distributions to members	3	—	—	—	3
Net loss	—	(115,068)	—	(1,476)	(116,544)
Unrealized gain on derivative instruments	—	—	7,200	—	7,200
Balance at June 30, 2025	$1,427,951	$(724,410)	$491	$25,006	$729,038

	Six Months Ended June 30, 2024
	Skydance Members' Equity	Accumulated Deficit	Accumulated Other Comprehensive Income	Noncontrolling Interests	Total

Balance at January 1, 2024	$1,423,667	$(572,850)	$4,423	$6,291	$861,531
Contributions from members	—	—	—	15,000	15,000
Share-based compensation	4,630	—	—	—	4,630
Net loss	—	(42,319)	—	(1,149)	(43,468)
Unrealized loss on derivative instruments	—	—	(236)	—	(236)
Balance at June 30, 2024	$1,428,297	$(615,169)	$4,187	$20,142	$837,457

See accompanying notes.

Skydance Media, LLC
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30
	2025	2024
Operating activities
Net loss (Skydance and noncontrolling interests)	$(116,544)	$(43,468)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization and impairment of film, television and interactive costs	557,255	243,531
Depreciation	1,217	1,779
Amortization of debt issuance costs	1,499	1,425
Non-cash share-based compensation expense	—	4,630
Equity interests loss	175	—
Changes in operating assets and liabilities:
Accounts receivables	46,575	(20,028)
Film costs	(358,837)	(349,346)
Television costs	(416,769)	(195,151)
Interactive costs	(24,451)	(20,355)
Prepaid and other assets	(48,169)	10,722
Right-of-use asset, net of lease liability	466	256
Accounts payable and accrued liabilities	51,346	90,810
Production costs payable	(34,903)	10,216
Advances from related party	1,097	—
Deferred revenue	181,738	193,033
Net cash flow used for operating activities	(158,305)	(71,946)

Investing activities
Purchase of property and equipment	(4,913)	(618)
Net cash flow used for investing activities	(4,913)	(618)

Financing activities
Contributions from members	—	15,000
Payment of finance leases	(1,354)	—
Distributions to members	3	—
Debt issuance costs	(170)	(222)
Proceeds from bank borrowings	150,000	150,000
Payment of bank borrowings	—	(106,756)
Net cash flow provided by financing activities	148,479	58,022

Net decrease in cash and cash equivalents	(14,739)	(14,542)
Cash and cash equivalents at beginning of year	288,865	314,292
Cash and cash equivalents at end of period	$274,126	$299,750

Supplemental disclosure of cash flow information
Interest paid	$23,944	$9,138

See accompanying notes.

Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements
June 30, 2025
1. Organization, Basis of Presentation, Business Risks and Concentrations of Risk
Organization and Basis of Presentation – Skydance Media, LLC (“Skydance Media” or “the Company”) was organized as a California limited liability company on June 23, 2010. The Company operates pursuant to the First Amendment to the Eighth Amended and Restated LLC Agreement of Skydance Media, LLC, dated March 15, 2023, which amended and restated prior amendments, dated January 3, 2023, and the original agreement, dated June 23, 2010, whereby the members set forth the respective rights, powers, and interests of the members with respect to the Company and their respective membership interests. In 2023, the Company’s subsidiary, Skydance Sports, LLC, received an equity investment from 32 Equity LLC (“32 Equity”).
The Company produces, finances, and distributes live-action and animated films, television shows, sports content, and interactive games for release in all media worldwide.
The Transactions – On July 7, 2024, Paramount Global (“Paramount”), the Company and other parties entered into a definitive transaction agreement (the “Transaction Agreement”) pursuant to which Paramount and Skydance Media will become subsidiaries of a new holding company (the “Merger”). Concurrent with the execution of the Transaction Agreement, certain affiliates of existing investors of the Company (the “Skydance Investor Group”), including members of the Ellison family and affiliates of Redbird Capital Partners, entered into an agreement with National Amusements, Inc. (“NAI”), the controlling stockholder of Paramount, to purchase all of the outstanding equity interests of NAI (the “NAI Transaction”) (together with the Merger, the “Transactions”). In addition, certain affiliates of existing investors of the Company, including the Skydance Investor Group, will make a $6.0 billion investment into Paramount (the “Investment”) in exchange for up to 400 million newly issued shares of Class B common stock of the new holding company (“New Paramount Class B Common Stock”) valued at $15.00 per share (subject to ratable reduction) as well as warrants to purchase 200 million shares of New Paramount Class B Common Stock at an initial strike price of $30.50 per share (subject to customary anti-dilution adjustments), which expire five years after issuance. The Investment will be comprised of $1.5 billion of cash to Paramount and up to $4.5 billion to fund the cash-stock election discussed below. If the cash-stock elections are undersubscribed, up to $1.5 billion of the unused portion of the $4.5 billion will be contributed to Paramount.
The Merger will involve: (i) a transaction pursuant to which existing Skydance investors will receive 317 million shares of New Paramount Class B Common Stock valued at $15.00 per share, and (ii) a cash-stock election pursuant to which Paramount Class A Common Stock held by holders other than NAI will be converted, at the holders’ election, into the right to receive either $23.00 in cash or 1.5333 shares of New Paramount Class B Common Stock, and Paramount Class B Common Stock held by holders other than NAI and the investors participating in the Investment will be converted, at the holders’ election, into the right to receive either $15.00 in cash (subject to proration) or one share of New Paramount Class B Common Stock.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
1. Organization, Basis of Presentation, Business Risks and Concentrations of Risk (continued)
On February 13, 2025, the Securities and Exchange Commission (SEC) issued a Notice of Effectiveness of the S-4 registration statement filed by New Pluto Global, Inc. relating to the Transactions. The Transactions are expected to close in the second half of 2025. As of June 30, 2025, the parties anticipate that they will obtain all regulatory approvals and clearances required in order to consummate the Transactions, including approval of the Transactions and the NAI Transaction by the Federal Communications Commission (“FCC”).
Business Risks – The live-action and animated films, television shows, and interactive games production and distribution are highly speculative and inherently risky. There can be no assurance of the economic success of such motion pictures and television productions since the revenues derived from the production and distribution depend primarily upon their acceptance by the public, which cannot be predicted. The theatrical success of a motion picture is a very important factor in generating revenues from such motion picture in other media markets.
Impact of WGA/SAG-AFTRA Strikes – From May through November of 2023, the Company experienced disruptions in the production of content due to concurrent strikes from the Writers Guild of America (“WGA”) and Screen Actors Guild (“SAG-AFTRA”). This resulted in the shift of deliverables of content to 2024 and 2025. As of December 2023, the Company had resumed its production operations.
Concentrations of Risk – The Company currently produces and distributes many of its films and television programming on Subscription Video on Demand (SVOD) platforms such as Apple, Netflix, and Amazon. The Company also produces many films for theatrical distribution by traditional studios, such as Paramount. The Company received 62% of its revenue from Apple and 33% from Amazon for the six months ended June 30, 2025. The Company received 70% of its revenue from Netflix, 13% from Apple, and 13% from Paramount for the six months ended June 30, 2024. If without warning, either Apple, Netflix, Amazon, or Paramount were to become unwilling or unable to fulfill some or all their obligations under their agreements, the Company’s operations could be significantly impacted. Accounts and other receivables as of June 30, 2025 and 2024 primarily represented amounts due from Netflix, Apple, Amazon, and Paramount relating to activity under existing agreements.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies
Principles of Consolidation – The accompanying Condensed Consolidated Financial Statements include the accounts of Skydance Media, LLC and its wholly-owned and controlled subsidiaries.
The Company consolidates all variable interest entities in which it is deemed to be the primary beneficiary. Intercompany accounts and transactions have been eliminated in consolidation. The effects of changes in foreign exchange rates are reflected in the Consolidated Statements of Operations as appropriate.
Generally Accepted Accounting Principles – These Condensed Consolidated Financial Statements have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).
Cash and Cash Equivalents – The Company considers all highly liquid debt instruments, purchased with an initial maturity of three months or less, and money market accounts to be cash equivalents. The carrying value of the Company’s cash equivalents approximated fair value at each balance sheet date.
Film and Television Costs – Live-action and animated film and television costs include the costs of development, production, capitalized overhead, and capitalized interest, net of tax credits. Capitalized overhead includes depreciation expense for assets used in the production of animated films or television shows. These costs, as well as participations and residuals, are charged against earnings on an individual motion picture or television production basis in the ratio that the current year’s revenues bear to the Company’s estimates of total remaining ultimate revenues from all sources allowed by U.S. GAAP.
Film and television costs amortization is included in film, television, and interactive costs on the Condensed Consolidated Statements of Operations.
Film and television costs are stated at the lower of unamortized cost or estimated fair value on an individual motion picture or television production basis. Such titles are predominantly monetized individually (i.e., through traditional distribution platforms, including theatrical, streaming video- on-demand, home entertainment and television).

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue and cost estimates are continually reviewed by the Company and revised when warranted by changing conditions. The unamortized film and television costs are reviewed when events or changes in circumstances indicate that an impairment may have occurred. When factors indicate that such assets should be evaluated for possible impairment, the Company determines the amount of impairment, if any, by making an estimate of fair value based on future cash flows expected to result from the use of the assets and their eventual disposition and comparing the amounts to the unamortized film and television costs. Write-downs of development costs are recorded within the amortization and impairment of film, television and interactive costs in the Consolidated Statement of Cash Flows.
During the six months ended June 30, 2025, the Company recorded impairments of $24.7 million, which were included in film, television and interactive costs in the Consolidated Statements of Operations. The Company did not have any impairments during the six months ended June 30, 2024. Estimated fair values were calculated using Level 3 inputs, as defined in the fair value hierarchy, including projections of revenues and expenses, and a discounted cash flow methodology using discount rates based on a risk adjusted weighted average cost of capital.
Interactive Costs – Interactive costs include the cost of production of games and are stated at the lower of unamortized cost or estimated net realizable value on an individual game basis. Game development costs are expensed as incurred before the applicable games reach technological feasibility. Revenue and cost estimates are continually reviewed by the Company and revised when warranted by changing conditions. The unamortized interactive costs are reviewed when events or changes in circumstances indicate that an impairment may have occurred. When factors indicate that such assets should be evaluated for possible impairment, the Company determines the amount of impairment, if any, by making an estimate of net realizable value based on future cash flows expected to result from the use of the assets and their eventual disposition and comparing the amounts to the unamortized interactive costs. The Company had $19.9 million in impairments for the six months ended June 30, 2025 which were included in film, television and interactive costs in the Condensed Consolidated Statements of Operations. There were no impairments recorded for the six months ended June 30, 2024.
Property and Equipment – Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Direct costs incurred in the development of internal use software are capitalized during the application development stage, once management authorizes the project and it is probable that the project will be completed and the software will be used for the function intended. Costs incurred during the preliminary project and post implementation stages of software development are expensed as incurred. The costs of normal maintenance, repairs, and minor replacements are charged to expense when incurred. Accumulated depreciation on property and equipment was $20.0 million and $20.9 million as of June 30, 2025 and December 31, 2024, respectively.
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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Depreciation expense, net of amounts included in capitalized overhead, for the six months ended June 30, 2025 and 2024 was $1.2 million and $1.1 million, respectively and included in the depreciation and amortization line item in the Condensed Consolidated Statements of Operations. The Company assesses its property, plant, and equipment for indicators of impairment in accordance with ASC 360-10 on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the six months ended June 30, 2025 and 2024, no impairments of long-lived assets were identified.
Debt Issuance Costs – Debt issuance costs are capitalized and are amortized using the effective-interest method over the term of the bank borrowings. At June 30, 2025 and December 31, 2024, included in prepaid and other current assets on the Condensed Consolidated Balance Sheets were $3.0 million and $3.0 million, respectively, of capitalized debt issuance costs, associated with the Company's revolving credit facility. At June 30, 2025 and December 31, 2024, included in noncurrent other assets on the Condensed Consolidated Balance Sheets were $6.0 million and $7.4 million, respectively, of capitalized debt issuance costs, associated with the Company's revolving credit facility. Accumulated amortization of capitalized debt issuance costs was $26.7 million and $25.2 million as of June 30, 2025 and December 31, 2024, respectively. Amortization of debt issuance costs was $1.5 million and $1.4 million for the six months ended June 30, 2025 and 2024, respectively, and was reflected as interest expense in the Condensed Consolidated Statements of Operations.
On July 7, 2024 and in connection with the Transactions, the Company secured backstop financing (the “Backstop Facilities”) for Paramount’s two credit facilities, which were in effect until such time as amendments were secured to Paramount’s credit facilities that permitted the pending change of control of Paramount. Total commitment costs under these Backstop Facilities were $17.3 million. This amount was recognized as interest expense during the year ended December 31, 2024 as the change of control amendment was obtained and the Company terminated the Backstop Facilities on August 6, 2024.
Financial Instruments – The reported values of short-term receivables and payables closely reflect their estimated fair values, mainly due to the short-term nature of these instruments.
Income Taxes – The Company is a limited liability company classified as a partnership for federal, state, and foreign income tax purposes, and the members separately account for the Company’s items of income, deduction, losses, and credits. Therefore, these financial statements do not include any provision for corporate income taxes, except for entity level taxes imposed on the Company by certain states where it conducts business. The state, local, and foreign taxes were immaterial for the six months ended June 30, 2025 and 2024, and are classified as general and administrative expenses in the Condensed Consolidated Statements of Operations.
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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The Company evaluates its tax positions with respect to all open years, as defined by the statute of limitations, to evaluate whether it is more likely than not that such positions would be sustained upon examination by a tax authority based on their technical merits. The Company’s tax returns remain open to examinations for the tax years ended December 31, 2021 through 2024, for federal tax purposes and for the tax years ended December 31, 2020 through 2024, for state tax purposes.
Goodwill – Goodwill is allocated to one reporting unit and is tested for impairment at the consolidated company level annually and more frequently if events or changes in circumstances indicate an impairment may exist. For the annual impairment test, Skydance Media performs a qualitative assessment at the consolidated level in order to determine whether it is more likely than not that the fair value of the company exceeds its respective carrying value. Additionally, the Company considers the duration of time since a quantitative test was performed. The Company performs its annual test of goodwill for impairment in the fourth quarter. For the 2024 annual impairment test, the Company performed a qualitative assessment at the consolidated level and concluded that the fair value of the Company continued to exceed its carrying value. As of June 30, 2025 and December 31, 2024, the Company had goodwill of $39.5 million recorded on its Condensed Consolidated Balance Sheets.
Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities. The Company’s primary estimates are of the ultimate revenues and costs for feature films for each market based on anticipated release patterns, public acceptance, and historical results for similar products. Actual results could differ from those estimates. The Company also makes estimates to record revenue when distribution statements are received after the close of the reporting period, and as it relates to the fair value of share-based payment arrangements and profits interest units.
Fair Value Measurements – Fair value measurements are determined based on the assumptions that a market participant would use in pricing an asset or liability. A three-tiered hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2), and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3).

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The Company’s non-financial instruments are not required to be carried at fair value on a recurring basis. However, if certain triggering events occur such that a non-financial instrument is required to be evaluated for impairment, a resulting asset impairment would require that the non-financial instrument be recorded at the lower of unamortized cost or its fair value.
Revenue Recognition – Revenue is recognized when control of a good or service is transferred to a customer. Control is considered to be transferred when the customer has the ability to direct the use of and obtain substantially all of the remaining benefits of that good or service. Refer to Note 3 for further information on revenue recognition.
Lease Accounting – The Company recognizes right-of-use (“ROU”) assets and lease liabilities in accordance with ASC 842, electing to use the practical expedient which allows the Company to account for each separate lease component and non-lease component as a single lease component. The Company also uses the short-term lease exemption, which permits companies to not recognize leases with an expected term of 12 months or less on the balance sheet.
3. Revenue
The table below presents the Company’s revenues disaggregated into categories based on the nature of such revenues.
As mentioned previously, the Company develops, finances, and produces live-action and animated films, television shows, sports content, and interactive games for release in all media worldwide.
For theatrical releases, the Company derives its revenue from each distributor’s worldwide exploitation of feature films in theaters as well as in post-theatrical markets such as home video,

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
3. Revenue (continued)
digital transactions and pay and free broadcast television. The Company recognizes its share of the revenues from theatrical films at the point in time at which such theatrical film’s aggregate revenue, based on total receipts from worldwide exploitation in all markets and through all mediums, exceeds distribution costs and expenses (inclusive of participations and residuals), as reported periodically on distribution statements received from the distributors subsequent to the theatrical release of such films.
Reporting varies by distributor and exploitation cycle, and may include monthly reporting, quarterly reporting, and annual reporting. The Company records revenue based on distributable net cash receipts reported by the distributor and accrues revenue based on estimates in accordance with U.S. GAAP.
For SVOD releases, the Company derives revenue from the licensing of film and television content. Revenue from the licensing of film and television content that is subject to a fixed fee is recognized at a point in time when the Company satisfies its performance obligations by making the content available to the licensee for exhibition and the license period has begun, even though the licensee may elect to delay the initial airing until a future date during the license period. For some film and television SVOD releases, the Company receives advance payments prior to when revenue is recognized. In such cases, the Company records these payments as deferred revenue. Payment terms and conditions vary by customer and contract type.
The Company also derives revenue through the licensing and merchandising of certain owned and co-owned intellectual property. Revenues are received either initially by third-party distribution partners or, in certain circumstances where distribution rights are retained, directly by the Company. Revenue from licenses of symbolic intellectual property is recognized over the corresponding license term.
Revenues from games and other interactive content are recognized in a similar manner as theatrical film content based on distribution statements from the publisher of the content.
Gross Basis vs. Net Basis
Revenue from feature film projects under the Company’s distribution arrangements is recorded in accordance with the accounting guidance governing gross versus net reporting. When the Company serves as the lead studio and is determined to be the principal on a co-production, it recognizes the revenues, costs, and participation expenses with respect to such co-production on a gross basis and otherwise recognizes revenues on a net basis.
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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
3. Revenue (continued)
Contract Assets and Contract Liabilities
Certain multi-year license arrangements have payment terms over the contract term that differ from the timing of revenue recognition resulting in the recording of a contract asset or contract liability.
The Company records a contract asset for contractual payments not yet received based on a milestone billing schedule, which primarily relates to revenue recognized under licensing arrangements at the beginning of the license period when programs are made available to the licensee for exhibition, while the related cash is generally collected over the term of the license period. These contract assets are classified as accounts and other receivables on the Condensed Consolidated Balance Sheets.
Current unbilled receivables relating to revenue accrued or contractual payments for licensing arrangements not yet received were $163.5 million and $155.7 million as of June 30, 2025 and December 31, 2024, respectively, and are included in accounts and other receivables, net on the Condensed Consolidated Balance Sheets. Noncurrent unbilled receivables relating to revenue accrued or contractual payments for licensing arrangements not yet received were $83.8 million and $81.1 million as of June 30, 2025 and December 31, 2024, respectively, and are included in accounts and other receivables, net of current portion on the Condensed Consolidated Balance Sheets.
Current contract assets relating to revenue accrued or contractual payments for licensing arrangements not yet received were $22.3 million and $16.1 million as of June 30, 2025 and December 31, 2024, respectively, and are included in accounts and other receivables, net on the Condensed Consolidated Balance Sheets. Noncurrent contract assets relating to revenue accrued or contractual payments for licensing arrangements not yet received were $31.7 million and $28.8 million as of June 30, 2025 and December 31, 2024, respectively, and are included in accounts and other receivables, net of current portion on the Condensed Consolidated Balance Sheets.
A contract liability is recorded for milestone billings not yet collected prior to delivery and prior to the completion of its performance obligation. Current contract liabilities of $36.8 million and $40.5 million were classified in accounts payable and accrued liabilities on Condensed

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
3. Revenue (continued)
Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024, respectively. The decrease in current contract liabilities is primarily due to the fulfillment of performance obligations related to milestone billings for film, television, and animation titles. Noncurrent contract liabilities of $14.1 million and $10.6 million as of June 30, 2025 and December 31, 2024, respectively, were classified in other accrued liabilities on the Condensed Consolidated Balance Sheets. The Company recognized $7.8 million in revenue for the six months ended June 30, 2025, which was included in contract liabilities as of December 31, 2024.
For film and television SVOD releases, games, as well as for certain consumer product licensing arrangements, the Company may also receive advance payments for which the revenues will be recognized only in subsequent periods once the performance obligations have been satisfied, and the Company records such payments as deferred revenue. Current deferred revenue as of June 30, 2025 and December 31, 2024 was $643.1 million and $484.8 million, respectively. The increase in current deferred revenue is primarily due to advance payments received from customers for films and television shows for which the Company has not yet met its performance obligation. Noncurrent deferred revenue as of June 30, 2025 and December 31, 2024 was $235.7 million and $212.2 million, respectively, and is included in noncurrent other liabilities on the Condensed Consolidated Balance Sheets. The Company recognized $285.8 million in revenue for the six months ended June 30, 2025, which was included in deferred revenue as of December 31, 2024.
Unrecognized Revenues Under Contract
The substantial majority of future revenue to be earned related to fixed pricing under existing third-party agreements at any given time is reflected within deferred revenue. The majority of this revenue will be recognized within 2 years. This amount may fluctuate from period to period depending on the timing of the releases and the availability of content under existing agreements and may not represent the total revenue expected to be recognized as it does not include revenue from future agreements or from variable pricing.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
4. Film, Television, and Interactive Costs

(in thousands)	At June 30, 2025	At December 31, 2024
Film productions:		
Released, less accumulated amortization	**$ 31,207**	$ 41,019
In production	**842,298**	712,840
In development	**86,819**	98,124
Film costs, net	**960,324**	851,983
Television programs:		
Released, less accumulated amortization	**5,294**	5,110
In production	**495,545**	352,269
In development	**35,937**	35,558
Television costs, net	**536,776**	392,937
Interactive games:		
Released, less accumulated amortization	**15,983**	41,772
In production	**89,307**	68,097
Interactive costs, net	**105,290**	109,869
Total Film, Television and Interactive Costs	**$ 1,602,390**	$ 1,354,789

Released film, television, and interactive costs include product for which we have completed certain applicable performance obligations.

Capitalized overhead for film and television productions totaled $34.7 million and $28.2 million for the six months ended June 30, 2025 and 2024, respectively.
Interest costs capitalized to motion pictures and television series totaled $20.6 million and $16.7 million for the six months ended June 30, 2025 and 2024, respectively.

Film and television cost amortization expense was $486.0 million and $232.5 million for the six months ended June 30, 2025 and 2024, respectively. Amortization expense for the six months ended June 30, 2025 included $24.7 million in film write-downs. There were no film and television write-downs for the six months ended June 30, 2024.

Interactive games amortization expense, including any impairments recognized, was $29.0 million and $1.0 million, for the six months ended June 30, 2025 and 2024, respectively. Amortization expense for the six months ended June 30, 2025 included $19.9 million in game write-downs. There were no game write-downs for the six months ended June 30, 2024.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
4. Film, Television, and Interactive Costs (continued)
Participations and residuals costs are expensed in line with the amortization of production costs and are included on the Condensed Consolidated Balance Sheets as production cost payable. Current portion of participations and residuals liability as of June 30, 2025 and December 31, 2024 were $50.3 million and $20.0 million, respectively. Noncurrent portion of participations and residuals liability as of June 30, 2025 and December 31, 2024 were $37.4 million and $55.9 million, respectively.

Production tax credits reduce capitalized film and television costs for expenditures on qualifying film and television productions, provided there is reasonable assurance that the credits will be realized. The current related receivable for these tax credits was $243.9 million and $197.9 million as of June 30, 2025, and December 31, 2024, respectively, and is included in prepaid and other current assets on the Condensed Consolidated Balance Sheets. The noncurrent related receivable for these tax credits was $13.7 million and $18.7 million as of June 30, 2025, and December 31, 2024, respectively, and is included in other assets on the Condensed Consolidated Balance Sheets. The balances represent tax credits earned within various jurisdictions for several of the Company’s film and television productions.

5. Bank Borrowings
On June 28, 2023, the Company amended and restated the 2020 Credit Facility, 2016 Credit Facility, and the 2014 Credit Facility (the “2023 Credit Facility”) with JPMorgan Chase Bank, N.A. The 2023 Credit Facility is a five-year, $750 million senior secured revolving credit facility, which may be increased up to $1 billion. Amounts outstanding under the 2023 Credit Facility bear interest of 2.75% over the Secured Overnight Financing Rate (“SOFR”). In May 2025, the Company elected to increase the revolving credit facility to $850 million.
The 2023 Credit Facility contains various covenants. Borrowings under the 2023 Credit Facility are collateralized by the assets of the Company. The Company is in compliance with the required covenants as of June 30, 2025.
Borrowings under the 2023 Credit Facility are used to fund the Company’s films and television shows. As of June 30, 2025, the Company had $720.0 million outstanding, incurring SOFR-based interest at a weighted average rate of 7.07% and at December 31, 2024, the Company had $570.0 million outstanding, incurring SOFR-based interest at a weighted average rate of 7.32%. The borrowings under the Credit Facility are considered noncurrent and are classified as noncurrent liabilities. The carrying value of the 2023 Credit Facility approximated fair value at each balance sheet date. The Company is required to pay a commitment fee on undrawn amounts at an annual rate of 0.50%. Interest costs incurred as a result of the commitment fee were immaterial for the six months ended June 30, 2025 and 2024.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
6. Investments
Investments over which the Company has a significant influence, without a controlling interest, or holds a limited liability company interest with specific ownership accounts, are accounted for under the equity method. Other investments over which the Company has no significant influence and that do not have a readily determinable fair value are recorded at cost less impairment, if any, and adjusted for any observable price changes. Investments are included in noncurrent other assets on the Condensed Consolidated Balance Sheets. As of June 30, 2025 and as of December 31, 2024, the Company had investments of $13.1 million and $13.3 million, respectively.
7. Derivatives
The Company enters into foreign exchange forward contracts to hedge foreign currency exposures on future production expenses denominated in various foreign currencies. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.
The fair values of these derivatives are recorded on the Condensed Consolidated Balance Sheets in prepaid and other current assets since the terms of these forward cash flow hedges are less than one year. Changes in the fair value of derivatives that are effective hedges are reflected in accumulated other comprehensive income or loss, a separate component of equity. During the six months ended June 30, 2025 and 2024, net unrealized gain or loss on derivative instruments reflected in other comprehensive income (loss) was $7.2 million gain and $0.2 million loss, respectively. As of June 30, 2025 and December 31, 2024, the Company had $0.5 million in unrealized gain and $6.7 million in unrealized loss on forward contracts, respectively.
The changes in the fair value of derivatives that are ineffective hedges are reflected in the Condensed Consolidated Statements of Operations. The Company did not have any unrealized gains or losses on ineffective hedges during the six months ended June 30, 2025 or 2024. Gains and losses realized upon settlement of the foreign exchange forward contracts that are effective hedges are amortized to the Condensed Consolidated Statements of Operations under film and television costs. During the six months ended June 30, 2025 and 2024, the Company realized a gain of $0.4 million and a loss of $1.8 million, respectively, on settled forward foreign exchange

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
7. Derivatives (continued)
contracts. The losses are reflected in film and television costs in the Condensed Consolidated Statements of Operations.
8. Related-Party Transactions
Advances Payable to the Related-Party – The Company received cash advances from one of its shareholders for the purpose of providing cash for the payment of transaction expenses. The Company entered into an agreement with the shareholder as of December 10, 2024, which states that such advances must be repaid to the shareholder by the Company or New Paramount upon completion of the Transactions. If the Transactions are terminated, Skydance will be required to repay the advances. The advances received from the shareholder totaled $45.0 million as of June 30, 2025, inclusive of accrued interest and were recorded within the advances from related party on the Condensed Consolidated Balance Sheets. The advances accrue interest expense at the annual interest rate of 5.2%.
Cloud Services – The Company entered into a new multi-year cloud services agreement with Oracle Iberica, S.R.L and Oracle America, Inc. (collectively “Oracle”) in 2023. The aggregate fees paid to Oracle were $2.2 million and $1.8 million during the six months ended June 30, 2025 and 2024, respectively.
Leases – The Company entered into a lease agreement with an entity under common control as the Company in 2024 for the 2900 Building and 3000 Building (“SM Campus”), respectively. The Company recognized an ROU asset of $49.1 million and corresponding lease liability of $50.0 million as of June 30, 2025 for the 2900 Building, which was included in right-of-use asset on the Condensed Consolidated Balance Sheets. The Company commenced occupancy of the 3000 Building in April 2025, and recognized an ROU asset of $132.1 million and corresponding lease liability of $132.6 million as of June 30, 2025, which was included in right-of-use asset on the Condensed Consolidated Balance Sheets. For the six months ended June 30, 2025, rent expense for the SM Campus was $7.8 million, which was included in general and administrative expenses in the Condensed Consolidated Statements of Operations.
9. Commitments and Contingencies
The Company has certain off-balance sheet commitments that are not recognized on the Condensed Consolidated Balance Sheets as of June 30, 2025.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
9. Commitments and Contingencies (continued)
Term Deals – The Company has committed term deal payments of $9.9 million that will become due within a year. Long-term commitments are $13.7 million, $8.0 million, and $1.3 million for the years ended December 31, 2026, 2027, and 2028, respectively.
Employment Contracts – As of June 30, 2025, the Company has committed short-term employment contract payments of $27.5 million. Long-term commitments are $8.3 million in 2026 and $0.8 million in 2027.
Film Commitments – The Company does not have any material unconditional purchase obligations relating to the film commitments that have not been recognized or accrued on the Condensed Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024.
Litigation – The Company believes, based upon the advice of legal counsel, that there are no proceedings, either threatened or pending, which could result in a material adverse effect on the results of operations or the financial condition of the Company.
10. Profits Interests
On November 10, 2022, the Company amended its Profits Interests Plan (Skydance Management, LLC). The amended terms of the plan created a modification as to the treatment of such outstanding and vested units from liability to equity awards. In accordance with ASC 718, subsequent to the modification date, these profits interests are classified as equity awards and are recognized in the Condensed Consolidated Statements of Equity.

The Company has issued certain Class B and Class C units as profits interests, each of which are subject to forfeiture and vesting conditions. The Company had issued a total of 19,605 Class B and Class C units as of June 30, 2025. Each individual grant sets conditions and vests over a five-year period based on the service conditions. All Class B and Class C units have been vested as of June 30, 2025. Such profit interests are issued for incentive purposes to certain individuals. Estimated fair values were calculated using Level 3 inputs, including current period transactions, recent market data, marketability discounts, and an option pricing model using assumptions including expected life and a risk-free interest rate.

For the six months ended June 30, 2024, non-cash share-based compensation expense was $4.6 million and was included in the Condensed Consolidated Statements of Operations. There was no non-cash share-based compensation expense for the six months ended June 30, 2025 as profit interests were fully expensed as of June 30, 2024.
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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
10. Profits Interests (continued)
The Company has a Phantom Plan Agreement, which authorized 160,500 units to be granted, of which 148,977 had been awarded to employees as of June 30, 2025. Units awarded under this plan do not create a liability until a liquidity event, which was deemed not probable as of June 30, 2025. Therefore, there was no financial impact on the results of the Company as of June 30, 2025. Subsequent to June 30, 2025, the Administrator of the Plan has determined that the Transactions represent a Qualifying Liquidity Event immediately prior to the completion of the Transactions. Compensation expense equal to the value attributable to the New Paramount Class B Common Stock expected to be received by the Phantom Unit Holders will be recognized in the Condensed Consolidated Statements of Operations, which is approximately 5.7 million shares as of June 30, 2025.
The Company also has certain Class D units, which are treated as profits interests, issued to investors, and classified as equity. These Class D units are subject to the Eighth Amended and Restated LLC Agreement of Skydance Media, LLC.
11. Equity
The Company and 32 Equity, an entity owned by the member clubs of the National Football League, entered into the Second Amended and Restated agreement of Skydance Sports, LLC, dated April 6, 2023 (the “Skydance Sports JV Agreement”) for the purposes of governing the relationship between the Company and 32 Equity in connection with the creation of a joint venture for the purpose of building a studio focused on developing sports-related content whereby the Company holds a 55% share of the equity in the joint venture and 32 Equity holds a 45% share. Per the Skydance Sports JV Agreement, 32 Equity and the Company have certain rights to either convert 32 Equity’s investment into an investment in Skydance Media, LLC (Flip Up) or execute certain buy/sell options to buy out 32 Equity’s investment (Put/Call). The Put/Call option is only triggered following a non-public sale of the Company. 32 Equity also has rights following the end of the exclusivity period that can result in a Flip Up or sale of Skydance Sports, LLC. Subsequent to June 30, 2025, 32 Equity and Skydance Media have agreed that the transactions contemplated in connection with the Transaction Agreement have triggered its Flip Up rights and 32 Equity will thereby receive a portion of the consideration received by other Skydance Media, LLC equity holders.

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Skydance Media, LLC
Notes to Condensed Consolidated Financial Statements (continued)
12. Employee Benefit Plans
The Company sponsors a defined contribution retirement plan (the 401(k) Plan) under provisions of Section 401(k) of the Internal Revenue Code (IRC). For all eligible employees, the maximum contribution for the Company’s match is currently equal to 100% of an employee’s contribution up to a maximum of 4% of annual income as limited by Section 415 of the IRC. The amount of the Company’s contributions, as well as all third-party costs of administering the 401(k) Plan, is paid directly by the Company and totaled $1.3 million and $1.2 million for six months ended June 30, 2025 and 2024, respectively.
13. Subsequent Events
The Company has evaluated subsequent events that occurred up to August 1, 2025, the date the accompanying financial statements were available to be issued.

On July 24, 2025, the FCC approved the proposed merger between Skydance Media and Paramount, marking the final required regulatory clearance for the Transactions. With all necessary approvals now obtained, the parties expect to close the transaction on August 7, 2025.
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